THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
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                 BETWEEN HI-PRO PRODUCTION, LLC, AS SELLER, AND
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          ROCKY MOUNTAIN GAS, INC., AS BUYER, DATED DECEMBER 18, 2003
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     THIS  THIRD  AMENDMENT  TO  PURCHASE  AND  SALE  AGREEMENT  between  HI-PRO
PRODUCTION, LLC, as Seller ("Hi-Pro") and ROCKY MOUNTAIN GAS, INC., as Buyer ("RMG") is dated January 30, 2004.

     WITNESSETH,  that

     WHEREAS, the Parties entered into that certain Agreement for Purchase and Sale dated December 18, 2003, as amended December 30, 2003, and as amended January 20, 2004; and

     WHEREAS, the Parties wish to make this Third Amendment in order to allow for a closing to occur this day.

     NOW,  THEREFORE,  it  is  agreed  by  and  between  the Parties as follows:

     1. The Parties shall enter into an "Agreement to Deliver Shares" whereby certain shares of U.S. Energy Corp. to be paid as a part of the Purchase Price shall be delivered to Hi-Pro's assigns on or before February 17,
                                                                             --
     2004, in accordance with an "Agreement to Deliver Shares" of even date herewith.

     2. That portion of the Exhibit to the Parties' Purchase and Sale Agreement describing the "Gas Contracts" to be conveyed by Hi-Pro to RMG, or its assigns, shall be amended to conform with that Schedule attached hereto as Exhibit "A".

     3. Except as amended by this Third Amendment, the Parties reconfirm the Agreement for Purchase and Sale, as previously amended.

     DATED  this  30th  day  of  January,  2003.



SELLER:                                HI-PRO  PRODUCTION,  LLC


                                       BY:  /s/ Steven R. Youngbauer
                                            STEVEN  R.  YOUNGBAUER  -  PRESIDENT


BUYER:                                 ROCKY  MOUNTAIN  GAS,  INC.


                                       BY:  /s/ Mark Larsen
                                            MARK  LARSEN  -  PRESIDENT



                                       U.S.  ENERGY  CORP.


                                       BY:  /s/ Keith Larsen
                                            KEITH  LARSEN  -  PRESIDENT